Report of Independent Registered
Public Accounting Firm
The Shareholders and Board of Trustees
HSBC Funds:

In planning and performing our audits of the financial statements of HSBC Funds -
HSBC Prime Money Market Fund,
HSBC U.S. Government Money Market Fund,
HSBC U.S. Treasury Money Market Fund,
HSBC Growth Fund, HSBC Opportunity Fund,
HSBC Emerging Markets Debt Fund,
HSBC Emerging Markets Local Debt Fund,
HSBC Frontier Markets Fund,
HSBC Total Return Fund,
HSBC RMB Fixed Income Fund,
Aggressive Strategy Fund,
Balanced Strategy Fund,
Moderate Strategy Fund,
Conservative Strategy Fund
and Income Strategy Fund
(collectively, the Funds)as of and for
the year ended October 31, 2014,in
accordance with the standards of the Public
Company Accounting Oversight Board
(United States), we considered the Funds' internal control over financial reporting, including control activities for safeguarding securities, as a basis for designingour auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirementsof Form N SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting. Accordingly, we express no such opinion. Management of the Funds is responsiblefor establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A fund's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generallyaccepted accounting principles.
A funds internal control over financial
reporting includes those policies and
procedures that (1) pertain to the
maintenance of records that,
in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the fund; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the fund are being made only in accordance with authorizations of management and directors of the fund; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the funds assets that could have a material effect on the financial statements. Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over
financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds annual or interim financial statements will not be prevented or detected on a timely basis.
Our consideration of the Funds internal
control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company Accounting
Oversight Board (United States). However, we noted no deficiencies in the Funds internal control over financial reporting and its operation, including controls over safeguarding securities that we consider to be a material weakness as defined above as of October 31, 2014.

This report is intended solely for the
information and use of management and the Board of Trustees of HSBC Funds and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

/s/ KPMG LLP

Columbus, Ohio
December 23, 2014